UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the filings of EXCO Resources, Inc. (“EXCO Resources”) with the Securities and Exchange Commission, EXCO Resources has been involved in a dispute subject to litigation with Admiral A Holding L.P., TE Admiral A Holding L.P. and Colt Admiral A Holding L.P. (collectively, the “Joint Venture Partner”) over the offer and acceptance process in the Participation Agreement, effective July 31, 2013 (as amended, the “Participation Agreement”), between EXCO Operating Company, LP, a wholly owned subsidiary of EXCO (“EXCO Operating”), and the Joint Venture Partner (the “Participation Agreement Litigation”).

On July 25, 2016, in connection with a confidential settlement of the Participation Agreement Litigation that resulted in a full release for any claims, rights, demands, damages and causes of action that either party has asserted or could have asserted for any breach of the Participation Agreement, EXCO Operating and the Joint Venture Partner entered into an Amended and Restated Participation Agreement, dated July 25, 2016 (the “Amended and Restated Participation Agreement”). The Amended and Restated Participation Agreement amended the Participation Agreement to (i) eliminate the requirement for EXCO Operating to offer to purchase the Joint Venture Partner’s interests in certain wells each quarter, (ii) eliminate the requirement to convey a portion of EXCO Operating’s working interest in certain wells to the Joint Venture Partner upon commencing development of future locations, (iii) terminate the area of mutual interest, which required either party acquiring an interest in non-producing acreage included in certain areas to provide notice of the acquisition to the non-acquiring party and allowed the non-acquiring party to acquire a proportionate share in such acquired interest, and (iv) modify or eliminate certain other provisions. In addition, pursuant to the Amended and Restated Participation Agreement, EXCO Operating delivered to the Joint Venture Partner a portion of its interests in certain producing wells and certain undeveloped locations in South Texas, effective as of May 1, 2016. EXCO Operating’s net production from the interests transferred to the Joint Venture Partner was approximately 350 barrels of oil per day during June 2016.

The foregoing description of the Amended and Restated Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Participation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Participation Agreement, dated July 25, 2016, by and among Admiral A Holding L.P., TE Admiral A Holding L.P., Colt Admiral A Holding L.P. and EXCO Operating Company, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: July 27, 2016	By:	/s/ Justin Clarke
	Name:	Justin Clarke
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Participation Agreement, dated July 25, 2016, by and among Admiral A Holding L.P., TE Admiral A Holding L.P., Colt Admiral A Holding L.P. and EXCO Operating Company, LP.

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